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EXHIBIT 99.1

RISK FACTORS

    Cautionary statements for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

RISKS ASSOCIATED WITH OUR CAPITAL STOCK

    You may be subject to adverse consequences if you attempt to acquire shares in excess of 9.225% of our capital stock.

    For us to qualify as a REIT, ownership of our capital stock, directly or by virtue of the applicable attribution provisions of the Internal Revenue Code, by any person or persons acting as a group is limited to 9.225% of our outstanding capital stock. Any transfer that would cause you to violate this 9.225% ownership limit will result in the immediate conversion of the excess shares into shares of "excess stock" that are non-voting and that may not participate in distributions (except for distributions in a liquidation of our company). The shares of excess stock would be immediately transferred to us as trustee of a trust for the exclusive benefit of beneficiaries that you may designate, subject to our right to purchase the shares for fair consideration.

    You may be subject to adverse consequences if you are not a U.S. person and you attempt to acquire shares of our capital stock.

    Provisions in our certificate of incorporation are designed to ensure that we maintain our status as a REIT by rendering void transfers of our shares that will jeopardize our status as a REIT and by eliminating rights of the shares of transferred stock. Under these provisions, if you are not a U.S. person and you acquire shares of our capital stock, if your acquisition causes less than 50% of our capital stock to be owned by U.S. persons, the shares that you acquire may convert immediately into shares of excess stock that will be non-voting and that may not participate in distributions (except for distributions in a liquidation of our company). The shares of excess stock would be immediately transferred to us as trustee of a trust for the exclusive benefit of beneficiaries that you may designate, subject to our right to purchase the shares for fair consideration.

    The price of our common stock is subject to many factors, some of which are not in our control.

    The price of our common stock in the public markets may be adversely affected by a number of factors, many of which are beyond our control. These factors include:

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  possible increases in market interest rates, which may lead purchasers of common stock to demand a higher annual yield from distributions by us in relation to the price paid for our common stock;

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  the relatively low daily trading volume of REITs in general, including our common stock; and

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  our ability to invest the proceeds of a future offering of securities in a manner that will increase earnings per share.

    Any adverse effect on the market price of our common stock would materially adversely affect the value of your investment in our common stock. Additionally, a significant decrease in the market price of our common stock would make it more difficult for us to raise funds through future offerings of our common stock.

    We may issue a large number of shares of our common stock. Future sales of these shares could adversely affect the value of your investment in our common stock.

    We may issue shares of common stock upon redemption of outstanding units of Mills LP issued at various times, including in connection with our formation and our initial public offering in 1994, and our acquisition of assets in 1994, 1996 and 1997. We have issued, and may be obligated to issue in the future, a substantial number of units of Mills LP to our joint venture partners in connection with their capital contributions to our joint venture projects, and to other persons or entities that contribute to our joint venture projects. These units of Mills LP are and, upon issuance, will be exchangeable for shares of our common stock. In addition, as of July 31, 2001, we have granted, or authorized to be granted to a number of our directors, officers and employees, options to purchase 4,458,554 shares of common stock, taking into account options forfeited upon employment termination, and 742,379 shares of restricted stock. Sales of a substantial number of shares of common stock, or the perception that those sales could occur, could adversely affect prevailing market prices for shares. We cannot predict what effect future sales of common stock will have on the market prices of shares.

    Distributions to holders of our common stock are junior in right of payment to our liabilities.

    Mills LP's ability to make distributions to us depends on its subsidiaries' and joint ventures' ability first to satisfy their obligations to their creditors and then to make distributions to Mills LP. Similarly, our ability to make distributions to our stockholders depends on Mills LP's ability first to satisfy its obligations to its creditors and then to make distributions to us. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to any of our subsidiaries or joint ventures, holders of their indebtedness and their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries and joint ventures before any assets are made available for distribution to us. In every case, the holders of our common stock, and all other equity securities junior in right as to dividends and liquidating distributions to our series A cumulative convertible preferred stock, par value $.01 per share, will have the right to participate in any distribution of our assets only after the claims of our creditors and holders of our series A preferred stock are satisfied. The certificate of designations governing our series A preferred stock prohibits us from making dividend payments, distributions and all other payments to holders of our common stock and all other equity securities junior in right to our series A preferred stock, unless we have paid all accrued dividends on our series A preferred stock or set apart funds for payment of the dividends due to holders of our series A preferred stock.

RISKS ASSOCIATED WITH OUR COMPANY

    New accounting pronouncements and regulations could have an impact on our future earnings and funds from operations.

    We are required to implement new accounting pronouncements and regulations applicable to our business when issued by the Financial Accounting Standards Board, the Commission and other regulatory organizations within the accounting profession. Currently there are two pronouncements being considered that impact the real estate industry. The first proposal, "Accounting for Investments in Real Estate Ventures," contemplates a change in the method of calculating equity in earnings of unconsolidated joint ventures. The second proposal, "Accounting for Certain Costs and Activities Related to Property, Plant and Equipment," would eliminate the capitalization of various development costs and would require depreciation of different asset components based upon each of their lives.

    Both proposals are still in the adoption process and have not been finalized. Accordingly, we cannot assure you that these proposals will be adopted in their current form or at all. If adopted, the final form of these proposals could have an impact on our earnings and funds from operations.

    We have substantial indebtedness. We require significant cash flow in order to make required payments on our securities and on our indebtedness.

    As of July 31, 2001, we had total debt of approximately $1.5 billion, including our pro rata share of unconsolidated joint venture debt. In addition, as of the date of this report, we have issued and outstanding 750,000 shares of series A preferred stock. We must make regular dividend payments to the holders of our series A preferred stock. The dividends payable are calculated based on the number of shares outstanding and the dividend rate, which regularly increases from year to year. We have also guaranteed selected outstanding unconsolidated joint venture debt, representing an affiliate's portion of outstanding unconsolidated joint venture debt, which guaranties expire upon the achievement of specified financial performance tests. We expect to make similar guarantees in connection with our future developments.

    We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. If a property were mortgaged to secure payment of indebtedness and we were unable to meet mortgage payments, the mortgagee could foreclose upon that property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies. We are subject to the additional risk that our cash flow may be insufficient for us to make the required dividend payments to the holders of our series A preferred stock. If we fail to make the required dividend payments to the holders of our series A preferred stock, we will be subject to serious penalties under the terms of the documents that govern our series A preferred stock. Our substantial debt and our dividend obligations on the series A preferred stock could cause us to be unable to make dividend payments, distributions and other payments on our common stock and all other equity securities junior in right to our series A preferred stock.

    Our degree of leverage could limit our ability to obtain additional financing.

    As of July 31, 2001, our consolidated borrowing and pro rata share of unconsolidated borrowings totaled approximately $1.5 billion, which represents approximately 62.6% of our total market capitalization. As used in this report, total market capitalization means the sum of the outstanding amount of all our indebtedness, the total liquidation preference of all our preferred shares and the total market value of our common shares and units of partnership interest of Mills LP, based on the closing price of our common stock as of June 30, 2001. Increases in our leverage could adversely affect our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes, and may make us more vulnerable to a downturn in business or the economy generally.

    We will need additional capital to either refinance or repay existing indebtedness at maturity. There is no guaranty that we can refinance or obtain other financing to repay matured debt.

    The terms of most of our indebtedness do not require significant principal payments prior to maturity. Currently, we do not anticipate making any additional principal payments prior to maturity. Consequently, in order to pay in full the principal amount at maturity, we may need to refinance or repay our indebtedness by (1) obtaining additional secured or unsecured debt financing; (2) issuing private or public debt instruments; (3) offering for sale additional equity securities; or (4) selling our assets. We have no refinancing commitments covering the principal payments at maturity. We cannot assure you that refinancing will be available on reasonable terms or at all. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to refinanced indebtedness would increase, which would adversely affect our funds from operations and reduce the amount of distributions we can make to our stockholders. If we are unable to secure refinancing of the mortgage indebtedness encumbering a property on acceptable terms, we may be forced to dispose of that property upon disadvantageous terms, or the mortgagee could foreclose upon the property. In addition to the loss of a source of income and an income flow, a disadvantageous sale or foreclosure may result in a partial or complete loss on our investment.

    A sharp increase in the dividend rate on our series A preferred stock takes effect if we have not repurchased our outstanding series A preferred stock by October 30, 2004. In order to complete the repurchase of this series A preferred stock and prevent the dividend rate increase from taking effect, we may need to raise additional capital. There is no guaranty that we can raise additional capital for this repurchase.

    Dividend payments to holders of our series A preferred stock will increase significantly if shares of series A preferred stock remain issued and outstanding on October 30, 2004. Under the terms of our series A preferred stock, we are not permitted to repurchase our series A preferred stock prior to

November 11, 2003 without incurring substantial extra costs. Accordingly, we anticipate that we will attempt to repurchase our series A preferred stock between November 11, 2003 and October 30, 2004. In order to finance the repurchase, we may need to use one or more of the methods listed in the above risk factor. We cannot assure you that we will obtain financing on reasonable terms or at all. If we are unable to secure financing on reasonable terms, we may not be able to repurchase our outstanding series A preferred stock prior to the increase in required dividend payments, if at all.

    Holders of series A preferred stock have the right, under specific circumstances, to require us to repurchase the series A preferred stock. There is no guaranty that we can obtain financing for the repurchase. If we do not timely repurchase the series A preferred stock, the repurchase price will increase significantly.

    Holders of series A preferred stock may exercise their right under the series A preferred stock purchase agreement to require us to repurchase all or a portion of our series A preferred stock if:

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  a change in control occurs;

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  we fail, or we are deemed based on substantial evidence to fail, to continue to qualify as a REIT;

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  a material event of noncompliance occurs, such as a violation of the restrictive covenants described in the following risk factor or our failure to observe our obligations in connection with our call right to require the holders of series A preferred stock to sell to us all of the then outstanding shares of series A preferred stock; or

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  shares of series A preferred stock remain issued and outstanding after April 30, 2006.

    Generally, the repurchase price varies based on the event giving rise to the put right of the holders of series A preferred stock and the time of its occurrence. However, if the event is our failure to continue to qualify as a REIT or a material event of noncompliance, in each case caused by our willful and intentional actions, then the repurchase price will increase significantly. The increased repurchase price is based on a higher internal rate of return on the purchase price of the series A preferred stock and will be calculated from the date of purchase.

    We do not have any financing arrangement in place for the repurchase of the series A preferred stock when required. In order to finance the repurchase, we may need to use one or more of the methods listed above. We cannot assure you that we will obtain financing on reasonable terms or at all. If we are unable to secure appropriate financing, we may be unable to repurchase on a timely basis, or at all, the shares of series A preferred stock that are put to us by the holders of series A preferred stock. In that case, we will become obligated to pay the increased repurchase price.

    We have entered into agreements that impose a number of restrictive covenants that may hinder our operational flexibility. Violation of these restrictive covenants carry serious consequences that may materially adversely affect our operations.

    Our credit facility and term loan and the series A preferred stock purchase agreement impose numerous restrictive financial and operating covenants on us, including covenants that limit our ability to (1) incur additional debt, (2) sell assets, (3) repurchase our securities and (4) engage in mergers and consolidations. For example, if we sell any portion of our four wholly owned properties, holders of our series A preferred stock may require us to repurchase shares of our series A preferred stock at substantial release prices.

    Under our credit facility and term loan, the lenders may accelerate payment and may pursue standard remedies upon a violation of any covenant. In addition, our failure to observe a number of the listed covenants constitutes a material event of noncompliance under the series A preferred stock purchase agreement and gives the holders of our series A preferred stock the right to require us to repurchase all or a portion of the then outstanding shares of series A preferred stock. If the material event of noncompliance triggering the put right of the holders of series A preferred stock is caused by our willful and intentional actions, then we must pay the increased repurchase price described above. Even if the material event of noncompliance is due to an inadvertent act, we still must pay the increased repurchase price if we do not make the repurchase in a timely manner. We may avoid the consequences under the series A preferred stock purchase agreement by exercising our call right to repurchase the shares of series A preferred stock then outstanding before taking the action that constitutes a violation. Our ability to exercise our call option, however, is subject to:

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  our ability to obtain financing for the premium payable upon repurchase, which premium depends on when we exercise our call option;

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  our obtaining the consent of the lenders under the credit facility and the term loan; and

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  a prohibition on exercise prior to April 30, 2002, except in very limited circumstances.

    These restrictions reduce our flexibility in fulfilling our obligations following the exercise of our call option, and otherwise reduce our ability in conducting our operations.

    The occurrence of an event of noncompliance under the series A preferred stock purchase agreement may give holders of our series A preferred stock rights that materially adversely affect the rights of holders of our common stock.

    Upon the occurrence of an event of noncompliance under the series A preferred stock purchase agreement, subject to a cure period for curable events, or our failure to make a required dividend payment:

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  the dividend rate payable on the series A preferred stock will increase significantly;

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  holders of series A preferred stock will vote with holders of common stock on all matters submitted to a vote of our stockholders, and will have the number of votes equal to the number of shares of common stock that they would receive if they were to convert their shares of series A preferred stock into common stock; and

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  holders of series A preferred stock will have the right to elect one member to our board of directors.

    If a failure to make a required dividend payment were to continue through the next scheduled dividend payment date, holders of series A preferred stock would have the right to elect an additional member to our board of directors. In addition, if the event of noncompliance constitutes a material event of noncompliance, the holders of series A preferred stock also have the right to require us to repurchase all or a portion of the series A preferred stock then issued and outstanding.

    We depend on third party financing for our development and expansion activities.

    We are developing and plan to continue to develop new retail properties, including new Mills. The funds necessary to construct and develop new properties must be obtained through issuance of additional equity or debt securities offerings, conventional third-party debt financing, loan arrangements or joint venture arrangements. We cannot assure you that we will obtain the financing necessary to fund new development and expansion projects. In addition, the additional debt service payments required in respect of any additional debt incurred, and the dilutive effect of any additional equity securities issued to finance future development, could adversely affect our ability to make distributions to our stockholders. Financing by third parties may carry a floating interest rate. We anticipate financing new projects, some of which could be developed through joint venture arrangements, through lines of credit or other forms of secured or unsecured construction financing which generally carry a floating interest rate. We cannot assure you that we would be able to obtain permanent debt or equity financing on acceptable terms or at all to refinance the construction loans once the project is close to completion, or that we would be able to hedge or cap our debt on economically viable terms. As a result, the floating interest rate on the construction loans could be outstanding for a longer period of time than anticipated at the time of borrowing, leading to a decrease in our development activities or in the amount of cash available for distribution to our stockholders. If we had floating rate construction loans outstanding and interests rates were to increase, our debt service would increase up to the applicable cap rate.

    We rely on joint venture partners and Kan Am in particular for financing for our development and expansion activities.

    All of our current and planned projects are being developed through joint ventures. Our planned level of development activity depends on our success in finding joint venture partners, the continuation of our relationships with our partners, their continued interest in participating in our development activity, and their ability to finance their obligations to the joint venture, all of which factors are not entirely in our control. We rely heavily on Kan Am US, Inc. and its affiliates, which are partners with us in ten joint ventures. Kan Am raises investor capital to fund its equity commitments for projects on a project-by-project basis. We cannot guarantee that Kan Am will be able to raise capital for any particular project in accordance with its commitment for that project. If Kan Am or any other joint venture partner were to terminate its relationship with us, to file for bankruptcy or be placed into involuntary bankruptcy, or to fail to perform as expected, we may not be able to find other viable partners, in which case we would not be able to finance our development activity and would be forced to decrease development activity and cut back on our planning for new projects. If a partner were to fail to contribute capital that is required for a development project and we were not successful in finding another partner for a particular development project, we would have to find alternative sources of capital for the project. We cannot guarantee that we will be able to obtain other sources of equity. If we are unable to do so, we could suffer a partial or complete loss on our investment and be required to repay any recourse indebtedness incurred on the project.

    We do not have exclusive control over the management of joint venture projects and must share control with our joint venture partners.

    We have invested and expect in the future to invest as a co-venturer or partner in the development of new properties, instead of developing projects on our own. These shared investments may involve risks not present in a wholly-owned development project that stem from us not having exclusive control over the development, financing, leasing, management and other aspects of the project. We may not have the right to take some significant actions without the approval of our joint venture partners. For example, we may need the other joint venturer's approval before selling or refinancing a joint venture's property, setting an annual budget, entering into specified transactions with affiliates, and settling litigation above specified thresholds. Additionally, our co-venturer might have interests or goals that are inconsistent with ours and may take actions that are contrary to our instructions, requests or interests, or otherwise hinder us from accomplishing our goals. Our joint venture partners could take actions binding on the joint venture without our consent. Actions by a joint venture partner could subject the joint venture assets to additional risk.

RISKS ASSOCIATED WITH THE OPERATION OF OUR PROPERTIES

    We may be unable to develop and operate new properties successfully.

    We intend from time to time to develop new Mills or expand existing Mills, and may engage in the development of other retail or related mixed use projects, as opportunities arise. These projects generally require significant expenditures of capital and frequently depend on obtaining various forms of government and other approvals. We cannot assure you that we can obtain the necessary approvals in a timely manner or at all. We have policies in place designed to regulate development activities in an effort to limit the risks associated with development. However, these policies do not remove us from all development risks associated with a project and we continue to face the risk of expending funds for, and devotion of management's time to, a project that may not be developed on a timely basis or at all. We cannot assure you whether or when any development of new Mills, other retail or related mixed use projects or expansions of existing properties will be completed, or if completed, that the costs of development or expansion will not exceed, by a material amount, projected costs. Upon the completion of a project, we face the additional risk that occupancy rates and rents will not be sufficient to make the project profitable.

    There is no guaranty that we can attract or retain tenants.

    Our income and cash available for distribution would be adversely affected if we were unable either to rent unleased space in any of our properties or to relet space after the expiration of a tenant's lease on economically favorable lease terms. Our ability to rent or to relet space in our properties is affected by many factors. Our tenants generally enter into leases with an initial term ranging from five to 15 years. We cannot assure you that any tenant whose lease expires in the future will renew its lease at that time, or on terms economically favorable to us, or that we will be able to find a replacement tenant. In addition, our leases with a number of tenants contain covenants restricting the use of other space in our properties or requiring the presence of other specified co-tenants. Our failure to rent unleased space on a timely basis or at all would likely adversely affect our financial condition and results of operations. We may also incur costs in making improvements or repairs to property required by a new tenant.

    Competition may cause the occupancy and rental rates of our properties to decrease.

    There are other companies that are engaged in the development or ownership of value retail properties that compete with us in seeking tenants. We compete with these other companies for prime locations and for tenants who lease space in the value retail properties that we and our competitors own or operate. The development by our competitors of new super-regional malls or other retail shopping centers with more convenient locations or better rents may attract our tenants to our competitors or may cause them to seek lease terms that are less favorable to us at or prior to renewal, and accordingly may adversely affect the business, revenues derived from or value of our properties. Furthermore, retailers at our properties may face increasing competition from e-commerce, outlet malls, discount shopping clubs, catalog companies, direct mail, telemarketing and home shopping networks.

    Bankruptcy of our tenants or downturns in our tenants' businesses may reduce our cash flow.

    Since we derive almost all of our income from rental payments, our cash available for distribution would be adversely affected if a significant number of our tenants were unable to meet their obligations to us, or if we were unable to lease vacant space in our properties on economically favorable terms. At any time, a tenant may seek the protection of the bankruptcy laws. Under the bankruptcy laws, the tenant may have the right to reject and terminate its lease and thereby cause a reduction in the cash available for distribution to our stockholders. If a tenant files for bankruptcy, we cannot be sure that it will affirm its leases and continue to make rental payments in a timely manner. Any change in a tenant, especially an anchor tenant, could materially adversely affect customer traffic in a center and thereby reduce the income generated by that center. Some of our rents are based on a percentage of our tenants' sales. A slowing economy generally could lead to a downturn in the retail sector and weaken the financial condition of a tenant and result in a reduction in the percentage rent paid by that tenant or in the failure to make rent payments when due. Furthermore, some of our tenants, including anchor tenants, hold the right under their leases to terminate their leases or reduce their rental rates if specified occupancy conditions are not met, if specified anchor tenants are closed, if specified sales levels or profit margins are not achieved or if an exclusive use provision is violated. If a significant number of these tenants were to terminate their leases, the terminations could adversely affect our cash available for distribution and the value of our common stock.

    The performance of our properties is subject to many factors that are not in our control.

    Real property investments are subject to varying degrees of risk that may affect the ability of our centers to generate sufficient revenues to meet operating and other expenses. The economic performance and value of a property are affected by a number of factors, including:

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  the national economic climate;

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  the regional and local economic climate, which may be adversely impacted by plant closings, industry slowdowns, natural disasters and other factors;

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  changing trends in the demand by consumers for merchandise offered by retailers conducting business at our properties;

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  local real estate conditions, such as an oversupply of retail space or a reduction in demand for real estate in the area;

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  the existence and quality of the competition, such as the attractiveness of our property as compared to our competitors' properties based on considerations such as convenience of location and safety record; and

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  increased operating costs, including taxes.

    In addition, other factors may adversely affect a property's value, including changes in government regulations and other laws, rules and regulations governing real estate, zoning or taxes, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws.

RISKS ASSOCIATED WITH REAL ESTATE INVESTMENT

    Due to the illiquid nature of investments in equity real estate, we may not be able to act quickly to diversity our portfolio in response to economic changes.

    Equity real estate investments generally are relatively illiquid. Additionally, all of our properties are in the same line of business. As a result, our ability to diversify our portfolio promptly in response to changes in economic or other conditions may be restricted. Moreover, significant expenditures associated with each equity investment, such as debt service, real estate taxes and operating and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment. Consequently, if any of our properties fail, we may not be able to convert that property to an attractive alternative use or to sell that property to recoup our investment.

    We could incur significant costs related to environmental issues.

    Under some environmental laws, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of on real property, may be liable for the costs of investigating and remediating hazardous substances on or under or released from the property and for damages to natural resources. The federal Comprehensive Environmental Response, Compensation & Liability Act, and similar state laws, impose liability on a joint and several basis, regardless of whether the owner, operator or other responsible party knew of or was at fault for the release or presence of hazardous substances. In connection with the ownership or operation of our properties, we could be liable for costs associated with investigation and remediation in the future. The costs of any required remediation and related liability as to any property could be substantial under these laws and could exceed the value of the property and/or our aggregate assets. The presence of hazardous substances, or the failure to properly remediate those substances, also may adversely affect our ability to sell or rent a property or to borrow funds using the property as collateral. In addition, environmental laws may impose restriction on the manner in which we use our properties or operate our business, and these restrictions may require expenditures for compliance. We cannot assure you that a material environmental claim or compliance obligation will not arise in the future. The costs of defending against any claims of liability, of remediating a contaminated property, or of complying with future environmental requirements could be substantial and affect our operating results.

    Uninsured losses could adversely affect our financial condition.

    We carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to our properties with policy specifications and insured limits that we believe are customary for similar properties. We also carry comprehensive earthquake and pollution cleanup coverage on all our properties. We carry off-premises power coverage for each of our Mills. For Sawgrass Mills only, we carry sinkhole coverage. There are some types of losses, generally of a catastrophic nature, such as wars or acts of God, which may be either uninsurable or not economically insurable. Should a property suffer an uninsured loss, we could lose both our invested capital in and anticipated profits from that property, as well as the anticipated future revenue from that property. Additionally, in the case of recourse construction loans, we may remain obligated under those loans and any other financial obligations on that property. An uninsured loss or a loss in excess of insured limits may negatively impact our financial condition.

RISKS ASSOCIATED WITH OUR ORGANIZATION

    A number of our directors and significant stockholders may exert substantial influence over us.

    The executive officers of Kan Am US, Inc. and its affiliates directly and indirectly own a substantial percentage of the total outstanding number of shares of our common stock and the units of Mills LP. Three of our twelve directors substantially own and control the Kan Am entities. These three directors have significant influence over us as members of our board and, by virtue of their ownership of our common stock through the Kan Am entities, over the outcome of any matters submitted to our stockholders for approval. The interests of these directors may conflict with the interests of our other stockholders in connection with Kan Am's joint ventures with Mills LP to develop, own, and operate additional properties, and they may use their voting influence contrary to our other stockholders' interests. If these directors and the Kan Am entities, as stockholders, were to act together, they would have the ability to exercise significant influence over our affairs. The Kan Am entities may exchange all or a substantial portion of the units that they hold for shares of our common stock. If they do so, they and the three directors affiliated with them, as substantial owners of the Kan Am entities, will increase their influence over us and over the outcome of any matters submitted to our stockholders for approval. The influence and voting power of our other stockholders would diminish accordingly.

    We are the sole general partner of the operating partnership, Mills LP, and have fiduciary responsibilities to the other partners of Mills LP. As a result, we may be in a position where we have duties to others whose interests conflict with those of our stockholders.

    We, as the sole general partner of Mills LP, may have fiduciary responsibilities to the other partners in Mills LP that may conflict with the interests of our stockholders, including decisions regarding the sale or refinancing of our properties and the timing and amount of distributions from Mills LP. In addition, individuals and entities, including our executive officers, our directors who substantially own and control Kan Am US, Inc. and their respective affiliates, that hold units of Mills LP may have limited rights in decisions affecting Mills LP that may conflict with the interests of our common stock holders. In particular, a holder of units may suffer different and/or more adverse tax consequences than The Mills Corporation upon the sale or refinancing of some of our properties as a result of unrealized gain attributable to properties or the tax status of the unit holder. These unit holders, therefore, may have objectives different from ours regarding the appropriate pricing and timing of any sale or refinancing. We have the exclusive authority to determine whether and on what terms to sell or refinance an individual property as the sole general partner of Mills LP. However, these unit holders may try to influence us into not selling or refinancing the properties, even though a sale might otherwise be financially advantageous to us and our stockholders, or to influence us into refinancing a property with a higher level of debt than would be in our best interests or in the best interests of our stockholders.

    Our certificate of incorporation and by-laws contain provisions that could delay or prevent a change in control.

    In some instances, a change in control of our company could give the holders of our common stock the opportunity to realize a premium over the then prevailing market price of those securities. Provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may have the effect of discouraging a third party from trying to acquire our company even if a change in control were in the best interests of our stockholders. Our board of directors has the authority, without a vote of stockholders, to issue up to an additional 19,250,000 shares of preferred stock and to establish the rights and preferences of any class or series of preferred stock to be issued, which rights and preferences could delay or prevent a change in control. The limitation on beneficial ownership of our company also may have the effect of precluding acquisition of control of our company by a third party even if a change in control were in the best interests of our stockholders. In addition, our board of directors is a classified board composed of three classes of directors with staggered terms. Directors for each class are chosen for a three-year term upon the expiration of the term of the current class. A classified board of directors makes it more difficult to effect a change in control and may discourage an attempt by a third party even if a change in control were in our stockholders' best interests. The holders of our series A preferred stock have the contractual right to require us to repurchase all or a portion of our series A preferred stock upon a change in control, which also may discourage third party acquisitions.

    A number of our joint venture partnership agreements contain provisions that could delay or prevent a change in control.

    The partnership agreements for a number of our joint ventures contain buy-sell rights that may be exercised upon a "change in control." This buy-sell right allows the Kan Am entity that is our partner in a particular joint venture to require us, and any other joint venture partner in the particular joint venture, to purchase that Kan Am entity's entire interest in the joint venture partnership. We are required to pay for any purchase of Kan Am entities' partnership interests in cash or with units of Mills LP. The required payments may have the effect of discouraging a third party from partaking in a change in control of our company, even if a change in control were in the best interests of our stockholders. For the purpose of determining when buy-sell rights may be exercised, each of the following events is a "change in control" when it occurs without the unanimous approval of the members of our board of directors who are affiliates of Kan Am:

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  we participate in any consolidation, merger or corporate reorganization in which more than 40% of our outstanding voting securities are transferred;

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  any person or group, other than Kan Am and its affiliates, becomes the beneficial owner, directly or indirectly, of more than 40% of the company's then outstanding combined voting securities; and

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  a person, whose nomination for election as director was not recommended by our nominating committee of our board of directors, is elected as a director to our board of directors.

RISKS ASSOCIATED WITH INCOME TAX LAW

    Our failure to qualify as a REIT would result in adverse tax consequences with regard to our results of operations.

    We believe that we have been organized and have conducted our operations in a manner so as to qualify as a REIT under the Code, and we intend to continue to operate as a REIT in the future. We cannot assure you, however, that we currently qualify as a REIT or will continue to qualify as a REIT. Many of the REIT requirements are highly technical and complex and depend on various factual matters and circumstances that may not be completely within our control, such as actions taken by our joint venture partners. Any determination that we do not qualify as a REIT would have a material adverse effect on our results of operations and could reduce materially the value of our common stock. If we fail to qualify as a REIT,

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  we will not be allowed to take a deduction for distributions to stockholders in computing our taxable income, and

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  we will be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

    In addition, unless entitled to relief under specific statutory provisions, we will also be disqualified from treatment as a REIT for the four taxable years following the year during which our qualification was lost. A disqualification would reduce our net earnings available for investment or distribution to our stockholders because of the additional tax liability to us for the year or years involved. Furthermore, we would no longer be required by the Internal Revenue Code to make any distributions to our stockholders as a condition to REIT qualification. Any distributions to stockholders that otherwise would have been subject to tax as capital gain dividends would be taxable as ordinary income to the extent of our current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code. If we make distributions to our stockholders in reliance on our continued qualification as a REIT, we might be required to borrow funds or to liquidate some of our investments to pay the taxes that would result from actual failure to qualify as a REIT. In addition to tax consequences, if we fail to qualify as a REIT, the holders of our series A preferred stock may require us to repurchase all or a portion of our series A preferred stock. Even if we currently qualify as a REIT, new tax rules or legislation may affect whether we continue to qualify as a REIT or the federal income tax consequences of our REIT qualification.

    Despite our REIT status, we remain subject to various taxes.

    Notwithstanding our status as a REIT, we are subject, through our ownership interest in Mills LP, to various federal, state, local and foreign taxes on our income and property. We may have to pay some state income taxes because not all states treat REITs the same as they are treated for federal income tax purposes. We may also have to pay some foreign taxes to the extent we own assets or conduct operations in foreign jurisdictions. Mills LP is obligated under its partnership agreement to pay all taxes, and any related interest and penalties, incurred by us. Our taxable REIT subsidiaries are taxable as corporations and will pay federal, state and local income tax on their net income at the applicable corporate rates, and foreign taxes to the extent they own assets or conduct operations in foreign jurisdictions.

    If the IRS were to challenge successfully Mills LP's status as a partnership for federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

    We believe that Mills LP qualifies to be treated as a partnership for federal income tax purposes. As a partnership, it is not subject to federal income tax on its income. Instead, each of its partners, including us, is required to pay tax on its allocable share of Mill LP's income. We cannot assure you, however, that the IRS will not challenge Mills LP's status as a partnership for federal income tax purposes, or that a court would not sustain an IRS challenge. If the IRS were successful in treating Mills LP as a corporation for tax purposes, we would fail to meet the income tests and some of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. If we fail to qualify as a REIT, the holders of our series A preferred stock may require us to repurchase all or a portion of our series A preferred stock. Also, the failure of Mills LP to qualify as a partnership would cause Mills LP to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to Mills LP's partners, including us.

    As a REIT, we are subject to limitations on our ownership of debt and equity securities.

    Subject to the exceptions discussed in this paragraph, a REIT is prohibited from owning securities in any one issuer if the value of those securities exceeds 5% of the value of the REIT's total assets or the securities owned by the REIT represent more than 10% of the issuer's outstanding voting securities or more than 10% of the value of the issuer's outstanding securities. A REIT is permitted to own securities of a subsidiary in an amount that exceeds the 5% value test and the 10% vote or value test if the subsidiary elects to be a "taxable REIT subsidiary," which is taxable as a corporation. However, a REIT may not own securities of taxable REIT subsidiaries that represent in the aggregate more than 20% of the value of the REIT's total assets. Effective January 1, 2001, each of MillsServices Corp. and each corporate subsidiary in which it owns 35% of the outstanding voting securities or 35% of the value of the outstanding securities has elected to be treated as a taxable REIT subsidiary.

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  EXHIBIT 99.1
RISK FACTORS